EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-257686) of Talkspace, Inc.,
(2)
Registration Statement (Form S-8 No. 333-270825) pertaining to the 2014 Stock Incentive Plan, 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of Talkspace, Inc., and
(3)
Registration Statement (Form S-8 No. 333-263329) pertaining to the 2014 Stock Incentive Plan, 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of Talkspace, Inc., and
(4)
Registration Statement (Form S-8 No. 333-259165) pertaining to the 2014 Stock Incentive Plan, 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of Talkspace, Inc.;

of our reports dated March 13, 2024, with respect to the consolidated financial statements of Talkspace, Inc. and the effectiveness of internal control over financial reporting of Talkspace, Inc. included in this Annual Report (Form 10-K) of Talkspace, Inc. for the year ended December 31, 2023

/s/ Kost Forer Gabbay & Kasierer

A Member of EY Global

Tel-Aviv, Israel

March 13, 2024